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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Pogo Producing Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PAUL G. VAN WAGENEN CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER	POGO PRODUCING COMPANY

March 27, 2006

Dear Shareholders of Pogo Producing Company:

        You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Pogo Producing Company, which will be held at the Houston City Club, One City Club Drive, The Ballroom, 3rd Floor, Houston, Texas, on Tuesday, April 25, 2006, at 10:00 a.m. (CDT). The Houston City Club is accessible to the disabled.

        At the meeting, you will be asked to consider and vote upon: (1) election of three directors, each for a term of three years; (2) ratification of the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our financial statements for 2006; and (3) such other business as may properly come before the meeting or any postponement or adjournment thereof.

        We hope that you will find it convenient to attend the meeting in person. However, whether or not you expect to attend, in order to assure your representation at the meeting and the presence of a quorum, please date, sign and promptly mail the enclosed proxy. A return envelope is provided, and no postage need be affixed if mailed in the United States.

                      Sincerely,

                      Paul G. Van Wagenen
                       Chairman of the Board

5 GREENWAY PLAZA, SUITE 2700 HOUSTON, TEXAS 77046-0504—P.O. BOX 2504 HOUSTON, TEXAS 77252-2504—713/297-5000 FAX 713/297-5100

POGO PRODUCING COMPANY P.O. BOX 2504 HOUSTON, TEXAS 77252-2504

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 25, 2006

TO THE SHAREHOLDERS OF
POGO PRODUCING COMPANY:

        Notice is hereby given that the Annual Meeting of Shareholders of Pogo Producing Company (the "Company") will be held at the Houston City Club, One City Club Drive, The Ballroom, 3rd Floor, Houston, Texas, on Tuesday, April 25, 2006, at 10:00 a.m. (CDT), for the following purposes:

  1.
  To elect three members of the Board of Directors to serve until the 2009 Annual Meeting;

  2.
  To vote on ratification of the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the financial statements of the Company for the year 2006; and

  3.
  To transact such other business as may properly come before the meeting.

        Shareholders of record at the close of business on March 10, 2006, are entitled to notice of, and to vote at the meeting or any postponement or adjournment thereof.

        You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to sign, date and return the accompanying proxy as soon as possible.

                      By Order of the Board of Directors,

                      Michael J. Killelea
                       Corporate Secretary

POGO PRODUCING COMPANY

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the "Board of Directors") of Pogo Producing Company (the "Company") to be voted at the Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying notice.

        This Proxy Statement and the accompanying proxy card are being mailed to shareholders beginning on or about March 27, 2006. The Company will bear the costs of soliciting proxies in the accompanying form. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by officers and regular employees of the Company. The Company also expects to retain D. F. King & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies. The Company anticipates that the fees and expenses it will incur for these services will be less than $40,000. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

VOTING OF SHARES

        As of the close of business on March 10, 2006, the record date for determining shareholders entitled to vote at the meeting, the Company had outstanding and entitled to vote 57,961,147 shares of common stock, par value $1 per share ("Common Stock"). The Company has no other class of stock outstanding. Each share of Common Stock is entitled to one vote with respect to the matters to be acted upon at the meeting. Shareholders are not allowed to cumulate votes in the election of directors. The presence, in person or by proxy, of the holders of a majority of the votes represented by outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting of Shareholders.

        You may vote for all, some or none of the nominees for director. The votes of a plurality of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting of Shareholders is sufficient to elect directors. The vote required for the ratification of the appointment of PricewaterhouseCoopers LLP to audit the financial statements of the Company for 2006 is a majority of the votes cast on the matter. Abstentions and broker non-votes are not counted as voted either for or against and, therefore, have no effect on the outcome of the proposal for ratification, provided the total votes cast exceed 50% of the shares entitled to vote.

        All duly executed proxies received before the meeting will be voted in accordance with the choices specified thereon. As to a matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (1) FOR the election as directors of the three nominees listed herein, (2) FOR ratification of the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the financial statements of the Company for 2006, and (3) in the discretion of the persons named in the proxy in connection with any other business that may properly come before the meeting.

REVOCABILITY OF PROXIES

        Shareholders have the right to revoke their proxies at any time prior to the voting of their proxies at the meeting by (i) filing a written revocation with the Corporate Secretary of the Company at the address set forth on the attached Notice of Annual Meeting of Shareholders, (ii) giving a duly executed proxy bearing a later date, or (iii) attending the annual meeting and voting in person. Attendance by shareholders at the annual meeting will not, of itself, revoke their proxies.

ELECTION OF THREE DIRECTORS

        Unless contrary instructions are set forth on the proxies, it is intended that the persons named in the proxy will vote all shares represented by proxies FOR the election as directors of Messrs. Armstrong and Gong and Mrs. Suggs.

        If the three nominees are elected at this meeting, each will serve for a term of three years ending in 2009, unless prior to that date they resign, are re-elected or removed from office. The Restated Certificate of Incorporation of the Company, as amended, provides for the classification of the Board of Directors into three classes having staggered terms of three years each. The five continuing directors named below in the section "Current Directors With Terms Expiring in 2006, 2007 and 2008" will not stand for election at this meeting, as their present terms expire in either 2007 or 2008. Should Messrs. Armstrong or Gong or Mrs. Suggs become unable or unwilling to accept nomination or election, the persons acting under the proxy will vote for the election of such other person as the Board of Directors may recommend. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. Proxies cannot be voted for more than three of the nominees listed below.

NOMINEES

        The following table sets forth information concerning the three nominees for election as directors at the 2006 Annual Meeting of Shareholders, all of whom are current directors of the Company, including the business experience of each during the past five years.

Name and Business Experience

Jerry M. Armstrong is currently engaged in the ranching business and managing his personal investments. Prior to his retirement six years ago, Mr. Armstrong was a senior partner with a public accounting firm for more than five years. Mr. Armstrong, 70, has served as a Director of the Company since 1998 and currently serves as Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance, Executive and Management Committees.

Gerrit W. Gong is and has been an Assistant to the President of Brigham Young University for Planning and Assessment and a Senior Associate at the Center for Strategic and International Studies in Washington, D.C. since 2001. Prior to that, Dr. Gong served as the Director of Asian Studies for the Center for Strategic and International Studies in Washington, D.C. for more than five years. Dr. Gong, 52, has served as a Director of the Company since 1993 and currently serves as a member of the Audit and Management Committees.

Carroll W. Suggs is currently active in a number of business, educational and charitable endeavors. She retired as Chairman and Chief Executive Officer of Petroleum Helicopters, Inc. in September 2001. Among other activities, she is on the boards of the Tulane University A. B. Freeman School of Business, the United Way of Greater New Orleans, and the Flight Safety Foundation. Mrs. Suggs, 67, has served as a Director of the Company since 2002 and currently serves on the Nominating and Corporate Governance, Compensation and Management Committees. She also serves as a director of GlobalSantaFe Corporation and Whitney Holding Corporation.

CURRENT DIRECTORS WITH TERMS EXPIRING IN 2006, 2007 AND 2008

        The following table sets forth information concerning the six directors of the Company not standing for re-election at the 2006 Annual Meeting of Shareholders, including the business experience of each during the last five years.

Name and Business Experience

Robert H. Campbell has been a Managing Director of Lehman Brothers ("Lehman") and Lehman's Director of Public Finance, North Pacific Division, for more than five years. Mr. Campbell, 58, has served as a Director of the Company since 1999 and currently serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Executive, Compensation and Management Committees. His term will expire in 2007.

William L. Fisher is and has been a Professor of Geological Sciences and occupant of the Barrow Chair of Mineral Resources at the University of Texas at Austin for more than five years. Dr. Fisher, 73, has served as a Director of the Company since 1992 and currently serves as the Chairman of the Management Committee and as a member of the Audit Committee. His present term expires in 2006.

Thomas A. Fry, III is and has been the President of National Ocean Industries Association ("NOIA") since December 2000. Before joining NOIA, Mr. Fry served as the Director of the Department of Interior's Bureau of Land Management and has also served as Director of the Minerals Management Service. Mr. Fry, 61, has served as a Director of the Company since 2004 and serves as a member of the Compensation, Management and Nominating and Corporate Governance Committees. His present term expires in 2008.

Charles G. Groat currently serves as the Director of the Center for International Energy and Environmental Policy and as the Director of the Energy and Mineral Resources Graduate Program at the University of Texas at Austin. Before joining the University of Texas at Austin, Dr. Groat served for more than six years as Director of the U.S. Geological Survey, having been appointed by President Clinton and retained by President Bush. Dr. Groat, 66, has served as a Director of the Company since 2005 and serves as a member of the Audit and Management Committees. His present term expires in 2007.

Paul G. Van Wagenen has been Chairman of the Board, President and Chief Executive Officer of the Company for more than the last five years. Mr. Van Wagenen, 60, has served as a Director of the Company since 1988 and currently serves as the Chairman of the Executive Committee. His present term expires in 2007.

Stephen A. Wells has been President of Wells Resources Inc. for more than five years. Mr. Wells, 62, has served as a Director of the Company since 1999 and currently serves as Chairman of the Audit Committee and as a member of the Executive and Management Committees. Mr. Wells also serves as a director of Oil States International, Inc. His present term expires in 2008.

ORGANIZATION AND ACTIVITY OF THE BOARD OF DIRECTORS

        The Board of Directors currently includes five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Management Committee. From time to time, additional committees are appointed by the Board of Directors as needed. As of the date of this Proxy Statement, the five standing committees were comprised of the following members: the Executive Committee was comprised of Messrs. Van Wagenen (Chairman), Armstrong, Campbell and Wells; the Audit Committee was comprised of Messrs. Wells (Chairman), Fisher, Gong and Groat; the Compensation Committee was comprised of Messrs. Armstrong (Chairman), Campbell and Fry and Mrs. Suggs; the Nominating and Corporate Governance Committee was comprised of Messrs. Campbell (Chairman), Armstrong and Fry and Mrs. Suggs; and the Management Committee is comprised of Messrs. Fisher (Chairman), Armstrong, Campbell, Fry, Gong, Groat and Wells and Mrs. Suggs.

        The Board of Directors has determined that all of its members, other than Mr. Van Wagenen, are independent within the meaning of the listing standards for general independence of the New York Stock Exchange. Under the listing standards, a majority of the Company's directors are required to be independent, and the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are each required to be comprised solely of members who are independent. The standards for audit committee membership include additional requirements under rules of the Securities and Exchange Commission (the "SEC"), and the Board of Directors has also determined that the audit committee members meet those additional requirements. The listing standards relating to general independence consist of both a requirement for a board determination that the director has no material relationship with the listed company and a listing of several specific relationships that preclude independence. To assist it in making determinations of independence, the Board of Directors has adopted categorical standards as permitted under the listing standards. Although the Board of Directors considers all relevant facts and circumstances in assessing whether a director is independent, relationships falling within the categorical standards are not required to be disclosed or separately discussed in the Proxy Statement in connection with the Board of Director's independence determinations. A relationship falls within the categorical standards adopted by the Board of Directors if it:

  /*/
  is a type of relationship addressed in

  •
  the rules of the SEC requiring proxy statement disclosure of relationships and transactions, or

  •
  the provisions of the New York Stock Exchange Listed Company Manual listing relationships that preclude a determination of independence,

  but under those rules neither requires disclosure nor precludes a determination of independence, or

  /*/
  consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization's gross revenue in any of the last three years, or

  /*/
  consists of beneficial ownership of securities of the Company (determined as provided in Rule 13d-3 under the Securities Exchange Act of 1934) of less than 10% of the Company's outstanding Common Stock.

The Audit Committee

        Among other responsibilities, the functions of the Audit Committee include: engagement, oversight and retention of an independent registered public accounting firm to audit the financial statements of the Company; pre-approval of audit and non-audit services, including engagement fees and terms; meeting with the independent auditor and financial management of the Company to review the scope of the proposed audit; following the audit, reviewing results of the audit with the independent auditor; reviewing with the independent auditor and Company officers the Company's significant accounting policies and its internal control policies and procedures; providing opportunities for the independent auditor to meet with the Audit Committee and Company officers; resolution of any disagreements between management and the independent auditor; reviewing the Company's annual and quarterly financial statements prior to their being filed with the SEC; reporting on matters discussed at Audit Committee meetings to the Board of Directors; investigating any matters brought to its attention within the scope of its duties; meeting with Company's internal accounting staff; and other general responsibilities in connection with related matters. A copy of the amended and restated Audit Committee Charter is included as Appendix A to this Proxy Statement and is also available for review on the Company's website at www.pogoproducing.com under "Corporate Profile." The 2006 report of the Audit Committee is included in this Proxy Statement.

        The Board of Directors has determined that all members of the Audit Committee are independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934 and the current independence requirements of the New York Stock Exchange for audit committee members. It has also determined that Mr. Wells is an audit committee financial expert within the meaning of the regulations adopted by the SEC.

The Compensation Committee

        The principal responsibilities of the Compensation Committee include: evaluating the Company's director, officer and key employee compensation plans, policies and programs and making recommendations to the Board of Directors with respect to equity-based and other incentive compensation plans; administering employment contracts with certain officers of the Company; and administering long-term compensation under the Company's incentive plans, including the granting of restricted stock, stock options and bonuses to key employees. The Compensation Committee also has the sole authority, to the extent it deems necessary, to retain and terminate compensation consultants, and legal, accounting or other advisors to assist the Compensation Committee in fulfilling its responsibilities. A copy of the Compensation Committee Charter is available for review on the Company's website at www.pogoproducing.com under "Corporate Profile." The 2006 report of the Compensation Committee is included in this Proxy Statement.

The Nominating and Corporate Governance Committee

        The primary responsibilities of the Nominating and Corporate Governance Committee include: identifying, reviewing, approving and recommending, for the approval of the Board of Directors, potential nominees for election to the Board of Directors; recommending membership on standing committees to the Board of Directors; leading the Board of Directors in its annual review of the Board of Directors' performance and establishing, periodically reviewing and recommending to the Board of Directors any updates to the Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics. Copies of both of these documents, together with the Nominating and Corporate Governance Committee Charter, can be found on the Company's website at www.pogoproducing.com under "Corporate Profile." The Code of Business Conduct and Ethics includes the code of ethics applicable to the Company's Chief Executive Officer, Chief Financial Officer and principal accounting officer or controller required by SEC regulations. Information regarding amendments to or waivers of these code provisions applicable to these individuals will be posted at the same website location. The members of the Nominating and Corporate Governance Committee meet the applicable requirements for independence under the listing standards of the New York Stock Exchange.

        In assessing the qualifications of candidates for director, the Nominating and Corporate Governance Committee considers, in addition to qualifications set forth in the Company's bylaws, each potential nominee's personal and professional integrity, experience, reputation, skills, ability and willingness to devote the time and effort necessary to be an effective member of the Board of Directors, and commitment to acting in the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee also considers requirements under the listing standards of the New York Stock Exchange for a majority of independent directors, as well as qualifications applicable to membership on the committees of the Board of Directors under the listing standards and various regulations. Consideration is also given to the Board of Directors' having an appropriate mix of backgrounds and skills. The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors, which in turn makes the nominations for consideration by the shareholders. The Company's newest director, Dr. Groat, was initially identified as a candidate by non-management directors.

        Suggestions for potential nominees for director can come to the Nominating and Corporate Governance Committee from a number of sources, including incumbent directors, officers, executive search firms and others. If an executive search firm is engaged for this purpose, the Nominating and Corporate Governance Committee has sole authority with respect to the engagement. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The extent to which the Nominating and Corporate Governance Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to it about the qualifications and suitability of the individual, viewed in light of the needs of the Board of Directors, and is at the Nominating and Corporate Governance Committee's discretion. The Nominating and Corporate Governance Committee evaluates the desirability for incumbent directors to continue on the Board of Directors following the expiration of their respective terms, and conducts a more detailed review of each director's suitability to continue on the Board of Directors following alternate expirations of the director's term (i.e., generally every six years).

        Shareholders may submit the names and other information regarding individuals they wish to be considered for nomination as directors by writing to the Chairman of the Nominating and Corporate Governance Committee at the address of the Company's principal executive offices indicated on the first page of this Proxy Statement. In order to be considered, submissions of potential nominees should be made no later than September 30 in the year prior to the annual meeting at which they would be nominated.

The Management Committee

        The Management Committee is comprised of all of the members of the Board of Directors who are not officers of the Company, all of whom currently are also independent under the listing standards of the New York Stock Exchange, as described above. The primary purpose of this committee is to promote open discussion in regular executive sessions among the directors who are not officers. The director who presides at meetings of the Management Committee is chosen by the Management Committee and is currently Dr. Fisher. Interested parties who wish to make concerns known to the Management Committee may communicate directly with the members of the Management Committee as a group by making a submission in writing to the Management Committee of the Board of Directors in care of the Company's Corporate Secretary at the address indicated on the attached Notice of Annual Meeting.

Attendance at Meetings

        It is the Company's policy that members of the Board of Directors attend meetings of the Board of Directors and committees on which they serve. The Board of Directors held eight meetings during 2005. The Audit Committee held five meetings during the year. The Compensation and the Nominating and Corporate Governance Committees each held four meetings during 2005. The Management Committee met once during 2005. Each of the Company's directors attended every meeting of the Board of Directors and each committee on which he or she served during 2005.

        Directors typically attend annual meetings of shareholders. All directors attended the 2005 Annual Meeting of Shareholders.

Process for Shareholder Communications with the Board of Directors

        In addition to the procedure for communications with the Management Committee described above, the Board of Directors will receive communications in writing from shareholders. Any such communications should be addressed to the Board of Directors in care of the Company's Corporate Secretary at the address indicated on the attached Notice of Annual Meeting.

REPORT OF THE AUDIT COMMITTEE

February 21, 2006

        The Audit Committee of Pogo Producing Company's Board of Directors (hereinafter referred to as the "Audit Committee") is composed of four directors who are independent under New York Stock Exchange listing standards and operates under a written charter approved by the Audit Committee and the Board of Directors. The Audit Committee is directly responsible for the appointment, compensation and oversight of the public accounting firm engaged to audit the Company's financial statements. Customarily, as is the case this year, the Audit Committee submits this appointment to the shareholders for ratification.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and a related audit of internal control over financial reporting. It is the Audit Committee's responsibility to monitor and oversee these processes. However, the Audit Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

        In this context, the Audit Committee has met and held discussions with management and the independent accountants. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. This review included a discussion of the quality and acceptability of the Company's financial reporting and controls. The Audit Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (Communication with Audit Committees), as updated by SAS No. 89 (Audit Adjustment) and SAS No. 90 (Audit Committee Communications).

        The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        Based on the Audit Committee's review and discussions with management and the independent accountants referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

                      THE AUDIT COMMITTEE:

                      Stephen A. Wells, Chairman
                      William L. Fisher
                      Gerrit W. Gong
                      Charles G. Groat

AUDIT FEES

        On April 26, 2005, the Board of Directors retained PricewaterhouseCoopers LLP as its principal independent auditor to audit the Company's financial statements for 2005 and to provide certain other services. Set forth below are the amounts billed by PricewaterhouseCoopers LLP for services provided to the Company for 2004 and 2005:

	2004	2005
Audit Fees(1)	$2,427,998	$2,346,832
Audit-Related Fees(2)	82,000	86,000
Tax Fees(3)	698,600	118,385
All Other Fees	—	—

Total Fees	$3,208,598	$2,551,217

(1)
Audit fees include fees for audit or review services in accordance with the standards of the Public Company Accounting Oversight Board (United States) plus fees for statutory audits, attest services, consents and assistance with a review of documents filed with the SEC.

(2)
Audit-related fees include fees for services for employee benefit plan audits.

(3)
Tax fees include fees for all services for tax compliance services, tax planning and tax advice. Of the aggregate amount, fees for compliance and return preparation assistance were $412,600 in 2004 and $93,093 in 2005.

        In issuing its report set forth above, the Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining auditor independence.

AUDIT COMMITTEE POLICIES AND PROCEDURES FOR
PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

        The Audit Committee is responsible for pre-approving audit and non-audit services performed by the independent auditor in order to assure that the provision of those services does not impair the auditor's independence. Unless a service to be provided by the independent auditor has been pre-approved by the Audit Committee under an annual pre-approval policy framework adopted by the Audit Committee, it will require specific pre-approval of the engagement terms by the Audit Committee. The Audit Committee's pre-approval policy contemplates that each year, the Audit Committee will designate detailed categories of recurring or foreseeable specified audit services, audit-related services, tax services and other services that may be performed by the independent auditor for the Company and its subsidiaries without further specific engagement pre-approval. The pre-approval policy framework must be sufficiently detailed as to the particular services to be provided so that it does not result in a delegation of the Audit Committee's pre-approval responsibility to management, and must be sufficiently objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. The Audit Committee may delegate pre-approval authority to one or more of its members, including to a subcommittee of the Audit Committee. As contemplated by these procedures, the Audit Committee has approved a pre-approval policy framework listing specified audit and non-audit services and determined that the types of non-audit services listed therein will not affect its independence.

        The Audit Committee will receive regular reports informing it of the status of each service being performed pursuant to its pre-approval policy framework. The Audit Committee may adjust, supplement or revise its policy framework for pre-approval of services more frequently than annually, as it deems necessary or appropriate.

        Requests to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and any of the Chief Accounting Officer, Chief Financial Officer or Controller, and must include a joint statement that, in their view, the nature or type of service is not a prohibited non-audit service under the SEC's rules on auditor independence. With respect to each proposed pre-approved service, the independent auditor provides to the Audit Committee detailed back-up documentation regarding specific services being provided.

        During 2005, no pre-approval requirements were waived for services included in the Audit-Related Fees, Tax Fees and All Other Fees captions of the fee table above pursuant to the limited waiver provisions in applicable rules of the SEC.

COMMON STOCK OWNED BY DIRECTORS AND OFFICERS

        The following table sets forth information regarding the Common Stock beneficially owned by each of the Company's directors, the executive officers named in the Summary Compensation Table that appears under "Executive Compensation" and all of the directors and executive officers of the Company as a group, based on information as of March 10, 2006. None of these individuals beneficially own any other equity securities of the Company or any of its subsidiaries.

Name	Number of Shares Beneficially Owned(1)		Percent of Class(2)
Jerry M. Armstrong	31,500	(3)	*
Robert H. Campbell	28,500	(3)	*
William L. Fisher	18,500	(4)	*
Thomas A. Fry, III	1,500	(5)	*
Gerrit W. Gong	28,500	(3)	*
Charles G. Groat	—		—
Carroll W. Suggs	14,000	(6)	*
Paul G. Van Wagenen	736,161	(7)	1.3%
Stephen A. Wells	35,500	(8)	*
Stephen R. Brunner	107,750	(9)	*
Jerry A. Cooper	111,647	(10)	*
John O. McCoy, Jr.	114,464	(11)	*
James P. Ulm, II	78,366	(12)	*
All directors and executive officers as a group (16 persons)	1,501,687	(13)	2.6%

(1)
Under regulations of the SEC, shares are deemed to be "beneficially owned" by a person if he or she directly or indirectly has or shares the power to vote or to dispose of such shares, whether or not he or she has any economic interest in such shares. In addition, a person is deemed to own beneficially any shares as to which he or she has the right to acquire beneficial ownership within 60 days, such as by exercise of an option or by conversion of another security. Each person has sole power to vote and dispose of the shares listed opposite his or her name except as indicated in other footnotes. Percentages are rounded to the nearest one-tenth of one percent.

(2)
An asterisk indicates less than 1%.

(3)
The shares listed include 25,000 shares subject to options exercisable within 60 days and 1,500 shares of Common Stock subject to transfer and other restrictions under the Company incentive plans.

(4)
The shares listed include 15,000 shares subject to options exercisable within 60 days and 1,500 shares of Common Stock subject to transfer and other restrictions under the Company incentive plans.

(5)
The shares listed include 1,500 shares of Common Stock subject to transfer and other restrictions under the Company incentive plans.

(6)
The shares listed include 10,000 shares subject to options exercisable within 60 days and 1,500 shares of Common Stock subject to transfer and other restrictions under the Company incentive plans.

(7)
The shares listed include 550,000 shares subject to options exercisable within 60 days, 37,158 shares held for Mr. Van Wagenen under the Company's Tax-Advantaged Savings Plan and 71,000 shares of Common Stock subject to transfer and other restrictions under the Company's incentive plans.

(8)
The shares listed include 20,000 shares subject to options exercisable within 60 days and 1,500 shares of Common Stock subject to transfer and other restrictions under the Company incentive plans.

(9)
The shares listed include 56,000 shares subject to options exercisable within 60 days, 7,916 shares held for Mr. Brunner under the Company's Tax-Advantaged Savings Plan and 29,000 shares of Common Stock subject to transfer and other restrictions under the Company's incentive plans.

(10)
The shares listed include 56,000 shares subject to options exercisable within 60 days, 13,773 shares held for Mr. Cooper under the Company's Tax-Advantaged Savings Plan and 29,000 shares of Common Stock subject to transfer and other restrictions under the Company's incentive plans.

(11)
The shares listed include 65,000 shares subject to options exercisable within 60 days, 14,150 shares held for Mr. McCoy under the Company's Tax-Advantaged Savings Plan and 24,500 shares of Common Stock subject to transfer and other restrictions under the Company's incentive plans.

(12)
The shares listed include 41,000 shares subject to options exercisable within 60 days, 2,383 shares held for Mr. Ulm under the Company's Tax-Advantaged Savings Plan and 23,000 shares of Common Stock subject to transfer and other restrictions under the Company's incentive plans.

(13)
The shares listed include 990,000 shares subject to options exercisable within 60 days, 77,944 shares held for such individuals under the Company's Tax-Advantaged Savings Plan and 236,000 shares subject to transfer and other restrictions under the Company's incentive plans.

PRINCIPAL SHAREHOLDERS

        The following table sets forth, with respect to each person (or "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, the number of shares beneficially owned as of March 10, 2006 or, as applicable, the date of filing of the document indicated in footnote (1) to the following table, together with the percentage of the Company's shares outstanding as of March 10, 2006, which such amount represents.

	Beneficial Ownership(1)
	Shares		Percentage
Barclays Bank PLC 54 Lombard Street EC3P 3AH London, England	10,040,359	(2)	17.3%
PRIMECAP Management Company 225 South Lake Avenue, No. 400 Pasadena, California 91101-3005	6,242,746	(3)	10.8%
State Farm Mutual Automobile Insurance Company and certain affiliates One State Farm Plaza Bloomington, Illinois 61710	5,520,077	(4)	9.5%
Klingenstein, Fields & Co., L.L.C. 787 Seventh Avenue New York, NY 10019	3,137,651	(5)	5.4%

(1)
For the definition of beneficial ownership, see footnote (1) to table under the preceding caption, "Common Stock Owned by Directors and Officers." Information in the table and footnotes is based on the most recent Statements on Schedule 13F, 13G or 13D or amendment filed by respective reporting persons with the SEC, except as otherwise known to the Company.

(2)
Of the reported holdings, Barclays Global Investors, NA., Barclays Global Fund Advisors, and Barclays Global Investors, LTD reported sole voting power with respect to 7,462,845, 662,870, and 906,152 shares, respectively, and sole dispositive power and beneficial ownership with respect to 8,431,778, 663,996, and 944,585 shares, respectively.

(3)
PRIMECAP Management Company reported on Schedule 13G sole voting power with respect to 1,470,146 shares and sole dispositive power with respect to all 6,242,746 shares. In addition, in a separate filing on Schedule 13G, Vanguard PRIMECAP Fund, a fund that the Company believes is managed by PRIMECAP Management Company, reported sole voting power and shared dispositive power with respect to 3,260,000 of such shares.

(4)
Of the reported holdings, 3,180,145 shares are reported as beneficially owned by State Farm Mutual Automobile Insurance Company, 957,766 shares by State Farm Life Insurance Company, 1,235,766 shares by State Farm Insurance Companies Employee Retirement Trust and 146,400 shares by State Farm Fire and Casualty Company. The Schedule 13G filed jointly by these entities indicates that they may be deemed to constitute a group but states that each entity disclaims beneficial ownership as to all shares not specifically attributed to such entity in this footnote and disclaims that it is part of a group. Each entity reported sole voting and dispositive power with respect to the shares it beneficially owns.

(5)
Klingenstein, Fields & Co., L.L.C. reported shared voting and dispositive power with respect to all 3,137,651 shares.

EXECUTIVE COMPENSATION

        I. Summary Compensation Table.    The following table (the "Summary Compensation Table") sets forth certain information regarding annual and long-term compensation of each of the named executive officers of the Company during 2003, 2004 and 2005.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Awards($)		Securities Underlying Options(#)	All Other Compensation($)
Paul G. Van Wagenen Chairman of the Board, President and Chief Executive Officer	2005 2004 2003	1,505,625 1,346,875 1,237,500	750,000 600,000 500,000	206,250 — —	2,014,020 1,297,050 1,049,625	(3)	— — —	12,600 12,300 12,000	(4)
Steven R. Brunner Executive Vice President—Operations	2005 2004 2003	550,000 475,000 353,750	250,000 200,000 200,000	82,500 — —	839,175 518,820 419,850	(3)	— — —	12,600 12,300 12,000	(4)
Jerry A. Cooper Executive Vice President and Regional Manager— Western United States	2005 2004 2003	550,000 468,750 335,000	250,000 200,000 200,000	82,500 — —	839,175 518,820 419,850	(3)	— — —	12,600 12,300 12,000	(4)
John O. McCoy, Jr. Executive Vice President and Chief Administrative Officer	2005 2004 2003	391,250 361,250 335,000	225,000 200,000 200,000	75,000 — —	671,340 432,350 419,850	(3)	— — —	12,600 12,300 12,000	(4)
James P. Ulm, II Senior Vice President and Chief Financial Officer	2005 2004 2003	336,875 285,000 252,750	225,000 200,000 160,000	63,750 — —	671,340 432,350 293,895	(3)	— — —	12,600 12,300 12,000	(4)

(1)
The bonus amounts were awarded in the year noted but only 1/3 was paid in the year of award. The remainder of each year's bonus award is deferred and vests and is paid in two equal increments on August 1, 2006 and August 1, 2007 contingent upon, among other things, the officer's continued employment on those dates.

(2)
These amounts are payments made to assist the named individuals in paying taxes on restricted stock awards that vested in 2005. No executive received perquisites or other personal benefits in any year shown that exceeded the lesser of $50,000 or 10% of the sum of his salary and bonus.

(3)
This amount represents the fair market value at the grant date (August 1, 2005) of unvested restricted stock awards made to the named individuals pursuant to the Incentive Plans. The participants receive dividends on the restricted stock and each award vests in four equal increments beginning annually in August 2006, contingent upon, among other things, the officer's continued employment at that time. As of December 31, 2005, the aggregate unvested restricted share holdings and their value (based upon a per share price of $49.81, the closing price of the Common Stock as reported on The New York Stock Exchange Composite Transactions Reporting System for December 31, 2005) of each of the named individuals were: Mr. Van Wagenen, 71,000 shares worth $3,536,510; Messrs. Brunner and Cooper, 29,000 shares worth $1,444,490; Mr. McCoy, 24,500 shares worth $1,220,345; and Mr. Ulm, 23,000 shares worth $1,145,630.

(4)
The amounts reported for 2005 represent Company matching contributions to the Tax-Advantaged Savings Plan of $12,600 for each of the named individuals.

        II.    Stock Option and Incentive Plans. No stock options or stock appreciation rights were granted to the named executive officers during 2005.

        2005 Option Exercises and December 31, 2005 Values Table. Shown below is information with respect to unexercised options to purchase Common Stock granted under the Company's stock option plans to the named executive officers and held by them at December 31, 2005. No options were exercised by the named executive officers during 2005.

Aggregated Option Exercises in 2005 and Option Values at December 31, 2005

Number of Unexercised Securities Underlying Options Held at December 31, 2005
Value of Unexercised In- The-Money Options at December 31, 2005(1)
Name	Shares Acquired on Exercise	Value Realized($)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Paul G. Van Wagenen	—	—	550,000/ —	$13,203,063/ —
Stephen R. Brunner	—	—	56,000/ —	1,287,750/ —
Jerry A. Cooper	—	—	56,000/ —	1,287,750/ —
John O. McCoy, Jr.	—	—	65,000/ —	1,589,780/ —
James P. Ulm, II	—	—	33,000/ —	948,280/ —

(1)
Based on the per share closing price of the Common Stock as reported on The New York Stock Exchange Composite Transactions Reporting System for December 31, 2005 ($49.81).

        III.  Retirement Plan. The Company maintains a noncontributory retirement plan (the "Retirement Plan"), covering all salaried employees, under which the Company annually makes such contributions as are actuarially necessary to provide the retirement benefits established under such plan. The following table shows estimated annual benefits payable under the Retirement Plan upon retirement at age 65, based on average annual covered compensation during the five highest consecutive years of the ten years before retirement, to persons having the average compensation levels and years of service specified in the table. The amounts in this table are computed based on a single-life annuity and presented without deduction for Social Security or any other offset amounts.

Pension Plan Table

Average Annual Covered Compensation Before Retirement
	Years of Service at Retirement
	15 Years	20 Years	25 Years	30 Years	35 Years
$200,000	$57,309	$76,412	$95,515	$114,619	$133,722
400,000	117,309	156,412	195,515	234,619	273,722
600,000	177,309	236,412	295,515	354,619	413,722
800,000	237,309	316,412	395,515	474,619	553,722
1,000,000	297,309	396,412	495,515	594,619	693,722
1,200,000	357,309	476,412	595,515	714,619	833,722
1,400,000	417,309	556,412	695,515	834,619	973,722
1,600,000	477,309	636,412	795,515	954,619	1,113,722
1,800,000	537,309	716,412	895,515	1,074,619	1,253,722
2,000,000	597,309	796,412	995,515	1,194,619	1,393,722

        Benefits under the Retirement Plan are based on a percentage of covered compensation (which is generally salary), length of service and certain other factors and are payable upon normal retirement at age 65, upon early retirement at age 55, or after termination of employment under certain circumstances. The

Retirement Plan provides that annual benefits under such plan are limited to the maximum amount prescribed by sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), for pensions payable under tax-qualified retirement plans. For 2006, the Code provides that the annual compensation of each employee that is to be taken into account under the Retirement Plan cannot exceed $220,000, and the maximum allowable pension benefit payable under such plan would be limited to $175,000. In order to maintain benefit levels under the Retirement Plan to which they would otherwise be entitled but for limitations prescribed by the Code, as part of his employment contract, the Company has agreed to supplement Mr. Van Wagenen's (and his spouse's) benefits under the Retirement Plan in the event and to the extent that these Code limitations reduce the retirement benefits that would otherwise be payable to them under the Retirement Plan. In addition, Mr. Van Wagenen's employment contract provides that his aggregate pension and supplemental benefit is determined on the basis of covered compensation equal to his salary plus cash bonus (including deferred cash bonus).

        Messrs. Van Wagenen, Brunner, Cooper, McCoy and Ulm have approximately twenty-seven, twelve, twenty-six, twenty-eight and six credited years of service, respectively, under the Retirement Plan.

        IV.   Tax-Advantaged Savings Plan. The Company has a Tax-Advantaged Savings Plan (the "Savings Plan") in which all salaried employees may participate. Under the Savings Plan, a participating employee may currently allocate up to 30% of such employee's salary as a tax-deferred contribution (subject to a maximum dollar limitation in 2006 of $15,000, and an additional $5,000 if participating employee attains age 50 during 2006), and the Company makes matching contributions of 100% of the amount contributed by the employee, up to the lesser of 6% of such employee's salary or $13,200.

        Funds contributed to the Savings Plan by an employee and the earnings and accretions thereon may, according to instructions from such employee, be used to purchase shares of Common Stock or to invest in certain mutual funds managed by The Vanguard Group of Investment Companies ("Vanguard"), including a money-market fund, a long-term bond fund, a balanced fund (investing in both stocks and bonds), a growth and income fund and a growth stock fund. All contributions to the Savings Plan are held by entities controlled by Vanguard. Participants in the Savings Plan may exercise voting rights over shares of Common Stock held in accounts established under the Savings Plan for their benefit.

        V.     Employment Agreements. Messrs. Van Wagenen, Brunner, Cooper, McCoy and Ulm have each entered into extension agreements to amended and restated employment agreements, effective August 1, 2005, with the Company. The extension agreements extend the expiration date of the previous employment agreements entered into by these executives from August 1, 2006 to August 1, 2007. The agreements provide for minimum annual salaries for Messrs. Van Wagenen, Brunner, Cooper, McCoy and Ulm of $1,640,000, $600,000, $600,000, $410,000 and $365,000. The agreements also provide for continuation of coverage in the Company's employee benefit plans and programs during the agreement term. In addition, upon termination of employment by reason of death or disability, or, prior to a "change of control" of the Company, by the Company without cause or by the employee for good reason (as defined in the employment agreements), the employee is entitled to (i) compensation theretofore earned or owed, (ii) three years' salary and bonus, (iii) compensation for retirement benefits that would have been earned had the employee completed an additional three years of employment, (iv) coverage under the Company's compensation plans and practices for the remaining term of the employment agreement and (v) payments to compensate the employee for the imposition of certain excise taxes imposed under the Code on payments made to such employee in connection with a change in control of the Company. The same benefits are also payable under employment agreements entered into with Messrs. Brunner, Cooper, McCoy and Ulm if their employment is terminated at any other time by the Company without cause, by the employee for good reason or within six months after a "change of control" of the Company. Mr. Van Wagenen's employment agreement separately provides that if, following a "change of control," his employment is terminated by the Company without cause, or by him for good reason or within a thirty-day period commencing one year after the "change of control," he shall be entitled to (i) compensation theretofore earned or owed, (ii) five years' salary and bonus, (iii) compensation for retirement benefits that would have been earned had he remained employed for an additional five years, (iv) coverage under the Company's compensation plans and practices for the remaining term of the employment agreement, (v) a lump sum payment equal to four times the fair market value on the grant date of Mr. Van Wagenen's most recent equity award (or most recent award prior to the change of control, if higher) based on the market price of the underlying common stock, and (vi) payments to compensate Mr. Van Wagenen for the imposition of certain excise taxes imposed under the Code on payments made to him in connection with a "change of control" of the Company. In addition, Mr. Van Wagenen's employment agreement further provides for the supplement to Mr. Van Wagenen's (and his spouse's) benefits under the Retirement Plan described above under "Retirement Plan." Mr. Van Wagenen is also given the option of requiring payment of these amounts in a lump sum, similar to the way lump sum payments are made under the Retirement Plan. "Change of control," as defined in the employment agreements, includes certain events constituting a change in the control or management of the Company (whether by merger, consolidation, acquisition of assets or stock or otherwise).

        The Company also has a supplemental disability plan under which amounts may be payable to officers of the Company from time to time in the future. Supplemental disability amounts are in addition to existing programs and are designed to bring total monthly disability benefits to a level equal to 60% of monthly salary at the time of disability. The participants in such plan include the named executive officers, among others.

        VI.  Compensation of Directors. Each director, other than those who are regularly employed officers of the Company, receives an annual director's fee of $55,000. In addition, each director, other than those who are regularly employed officers of the Company, receives a fee of $2,000 for each meeting of the Board of Directors (including meetings of the Executive Committee, which acts for the Board of Directors) actually attended. The members of the Audit Committee receive a fee of $2,000 for each meeting actually attended and the members of the Compensation, Nominating and Corporate Governance and Management Committees receive $1,000 for each meeting actually attended. A director that is not a regularly employed officer of the Company, that serves as the chairman of a standing committee also receives an annual retainer of $1,000 for his or her service in such capacity. The Company also reimburses directors for reasonable travel and related expenses incurred in attending meetings of the Board of Directors or its committees.

        The 2004 Incentive Plan provides for the grant of stock awards to nonemployee directors as approved from time to time by the Compensation Committee, provided that no nonemployee director may be granted stock awards covering or relating to more than 2,500 shares of Common Stock per year. It is expected that future equity compensation granted to nonemployee directors will be made in the form of stock awards under this plan, in lieu of options under the Company's other incentive plans. On June 1, 2005, each non-employee director, other than Mr. Groat, also received 1,500 restricted shares of Common Stock and a cash award equal to 1,500 shares of Common Stock valued at the average of high and low trades as reported on The New York Stock Exchange Composite Transactions Reporting System on June 1, 2005 ($49.79).

        VII. Report of the Compensation Committee on Executive Compensation. The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

      The Compensation Committee of the Board of Directors (referred to hereafter as the "Committee") periodically reviews the compensation of the Company's executive officers, including the chief executive officer, and all other employees, and customarily meets in July of each year to do so. In July 2005, the Committee reviewed (i) personnel evaluations of the Company's key employees; (ii) compensation guidelines and comparisons with industry peer group companies (the "Peer Group") prepared by an independent compensation consultant; (iii) information regarding the Company's results in meeting its principal business objectives; and

  (iv) the recommendations of management. The Committee also considers internal pay equity among executive officers and employees generally.

      In setting the compensation of the Company's chief executive officer and, to a lesser extent, the compensation of the Company's executive officers and other personnel, the Committee has adopted a definitive compensation policy to foster the improvement of the Company's value to its shareholders. The Committee recognizes that the Company's value is, in part, reflected by the market value of the Company's common equity on the national exchanges on which it is traded. The Committee believes that there are even more important measures of employee and executive performance than the trading price of the Company's common stock, notably including the results relative to the four publicly enunciated corporate objectives, to-wit: (i) increasing hydrocarbon producing levels, typically leading to higher revenues, cash flows and earnings; (ii) growing the proven oil and natural gas reserves asset base; (iii) maintaining appropriate levels of debt and interest expense and controlling overhead and operating costs consistent with the Company's activity levels; and (iv) expanding exploration and production activities within the areas of the Company's current operations, as well as other geographic areas that are consistent with the Company's expertise.

      The Committee determined that the stated objectives were largely met during 2004, the last completed fiscal year preceding the year in which the Committee made its determination. With respect to increasing hydrocarbon production levels (Goal No. 1), the Company's 2004 total equivalent natural gas production levels were 324 million cubic feet per day (mmcf/d) up from 297 mmcf/d in 2003. Liquid hydrocarbon production, negatively impacted by unavoidable Gulf of Mexico hurricanes and planned Thailand shut-ins for facilities upgrades, fell to 51,357 barrels per day from 66,230 barrels per day in 2003.

      Goal No. 2, growing the proven oil and gas reserves asset base, is measured by use of estimates formulated by the independent engineering firms employed by the Company for that purpose. Those reserves reached a 35-year (all-time) high at year-end 2004 of 1,778 billion cubic feet equivalent (Bcfe) of oil and natural gas, up from 1,702 Bcfe at year-end 2003. The Company replaced (by drilling or acquisition) approximately 133% of all the reserves produced during 2004, and has more than replaced its production during each of the 13 years preceding the year in which the Committee made its determination, 1992 through 2004.

      Goal No. 3, maintaining appropriate levels of debt and interest expense for a very active and rapidly growing company, and controlling overhead and operating costs consistent with the Company's activity levels, is best demonstrated by the Company's debt coverage ratios. For example, year-end 2004 net debt was approximately 24% of the Company's capitalization, a very favorable ratio.

      Goal No. 4, expansion within current areas of operation and into geographic areas that are consistent with the Company's expertise, is best demonstrated by the Company's increased 2004 activity levels, as well as its acquisitions of additional properties in the panhandle areas of Texas and the Permian and San Juan Basins of New Mexico.

      The Committee reviewed and approved all forms of compensation granted to all Company employees, including salary levels and, where appropriate, cash and/or stock bonuses, restricted stock grants and other grants. The determinations were made after carefully considering recommendations, reviews, goal accomplishments and peer comparisons. In addition, the Committee considered advise of legal counsel, as well as the individual views of Committee members.

      The Peer Group was selected after an examination of companies in the Company's industry with similar property holdings in similar geographic areas, foreign as well as domestic. From that group, with the help of outside independent consultants practicing in the field of public company executive compensation, 10 peer companies having a statistically similar range of market capitalization and gross revenue were chosen and analyzed. Based upon information provided by the Company's independent consultants, the Company's officers were near the middle of the range of base salary and short-term bonus provided to executive officers of Peer Group comparators and, in the case of long-term compensation including restricted (delayed-vesting) stock and bonuses, in the lower half of similar compensation provided to executive officers of the Peer Group comparators.

      The Committee believes, and the executive compensation arrangements so reflect, that a blend of current cash compensation, fringe benefits and long-term incentive compensation is appropriate.

      All executive officers (including the chief executive officer) were awarded cash bonuses in August 2005, of which one-third was paid immediately. A second one-third of any such bonus award will vest in August 2006 and the final one-third will similarly vest in August 2007, each portion being contingent upon continued employment of the recipient through those dates. As noted previously, bonuses for the chief executive officer and the other executive officers were paid in cash. Long-term incentive grants to some executives, including, but not limited to, the chief executive officer and the other executive officers, were made in the form of restricted stock, which will vest in equal 25% increments annually in August of 2006 through 2009. In all cases, vesting is contingent upon continued employment of recipient through those vesting dates.

      The actions of the Committee were based upon the foregoing determinations, and upon an analysis of two William M. Mercer, Inc. surveys, commissioned by the Company, contrasting comparable and competitive compensation levels for both executive officers and other employees. The Committee does not assign weights to particular factors, and determinations by the Committee of the exact levels of compensation, including salary, bonus, fringe benefits and long-term incentives, for all employees, including the chief executive officer, are based on all factors taken as a whole, but are ultimately subjective.

      Executives, including the chief executive officer and other named executive officers, like all employees, participate in a tax-qualified retirement plan and a tax-qualified savings plan maintained by the Company, as well as in certain welfare benefit programs elsewhere described, which arrangements in the aggregate are substantially similar to those provided by the Peer Group comparators.

      In addition to its annual July meeting, the Committee also customarily meets in January, April and October of each year. In January 2005, the Committee agreed to extend the Company's executive employment contracts to August 1, 2006. At that time, minimum salaries were established in each contract that equaled the salary currently being received by such executive, as established in the annual salary review conducted six months earlier. In August 2005, the Committee agreed to further extend the Company's executive employment contracts to August 1, 2007. Eleven executives of the Company, including the named executive officers, presently have such employment contracts. The Committee believes that the employment contracts are necessary to secure for the benefit of the Company the services of the individuals offered the contracts on the terms and conditions therein stated, and to provide management stability in the event of significant corporate control events, such as a tender offer, significant change in stock ownership or a proxy contest.

      Under Section 162(m) of the tax code, certain deductions otherwise available to the Company by reason of its incurrence of executive compensation expenses might not be deductible if the aggregate of such amounts otherwise deductible in a single year by the Company with respect to an executive officer exceeds $1,000,000. In structuring and awarding executive compensation, the

  Committee considers the provisions of 162(m), which can limit the Company's income tax deduction, and the Committee attempts, where in the best interest of the Company, to take advantage of exemptions under 162(m) in order that such compensation be deductible. The Committee has and is likely to continue to award compensation that is not so deductible in order to achieve what it considers the appropriate compensation structure and level for the Company's executive officers.

                      THE COMPENSATION COMMITTEE:

                      Jerry M. Armstrong, Chairman
                      Robert H. Campbell
                      Thomas A. Fry, III
                      Carroll W. Suggs

        VIII.   Performance Graph. Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of (i) the Standard & Poor's 500 Stock Index and (ii) the Standard & Poor's Oil & Gas Exploration and Production Index, each for the period of five fiscal years commencing December 31, 2000 and ended December 31, 2005.

Comparison of Five-Year Cumulative Total Shareholder Return

Note:    The stock price performance for the Company's Common Stock is not necessarily indicative of future performance. Total Shareholder Return assumes reinvestment of all dividends.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information about the Common Stock that may be issued under all of the Company's existing equity compensation plans as of December 31, 2005:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,216,500	$26.86	3,137,924	(1)
Equity compensation plans not approved by security holders	565,736	$35.78	499,133	(2)

Total	1,782,236	$29.69	3,637,057

(1)
The securities remaining available for issuance under the approved plans may be issued in the form of stock options, stock appreciation rights, stock awards and performance shares. The exercise price may be paid in cash or by tendering already-owned Common Stock. Awards are generally not transferable, subject to exceptions in certain cases involving transfers to a family member or related entities if approved by the committee administering the plan.

(2)
Shares remaining available for issuance under the 1998 Long-Term Incentive Plan (the only plan not approved by security holders) include only stock options and stock appreciation rights, the exercise or reference price of which may not exceed the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash or by tendering already-owned Common Stock. Awards are generally not transferable, subject to exceptions in certain cases involving transfers to a family member or related entities if approved by the committee administering the plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP as independent registered public accounting firm to audit the financial statements of the Company for the year 2006. The Audit Committee has approved the submission of this appointment to the Company's shareholders for ratification and the Board of Directors recommends voting FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm to audit the financial statements of the Company for the year 2006. A representative of PricewaterhouseCoopers LLP will attend the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

ANNUAL REPORT

        The annual report to shareholders, including financial statements for the year ended December 31, 2005, has been mailed to shareholders. The annual report is not a part of the proxy solicitation material.

PROPOSALS BY SECURITY HOLDERS AND ADVANCE NOTICE PROCEDURES

        Proposals intended to be presented by shareholders at the Company's 2007 Annual Meeting of Shareholders must be received by the Company, at the address set forth on the first page of this Proxy Statement, no later than November 27, 2006, in order to be included in the Company's proxy material and form of proxy relating to such meeting. Shareholder proposals must also be otherwise eligible for inclusion.

        The Company's Amended and Restated Bylaws provide that a shareholder wishing to nominate a candidate for election to the Board of Directors or bring a proposal before the 2007 Annual Meeting of Shareholders must give the Company's Corporate Secretary written notice of its intention to make the nomination or present the proposal. Generally, the Company must receive that notice not less than 80 nor more than 110 days prior to the meeting. However, if less than 90 days prior public disclosure of the meeting date is given, the Company must receive the notice by the tenth day following the date that notice of the meeting is given by the Company. A shareholder's notice of a proposed nomination or proposal must contain certain information about the nominee or proposal, as applicable, and the shareholder making the nomination or proposal. The Company may disregard any nomination or proposal that does not comply with the procedures established in the Company's Amended and Restated Bylaws. In addition, compliance with these procedures does not require the Company to include the proposed nominee or proposal, as applicable, in the Company's proxy solicitation material.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
COMPLIANCE AND OTHER MATTERS

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

OTHER BUSINESS

        Management does not intend to bring any business before the annual meeting other than the matters referred to in the accompanying notice, and at this date, has not been informed of any matters that may be presented to the meeting by others. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such matters pursuant to the proxy in accordance with their best judgment.

By Order of the Board of Directors
Paul G. Van Wagenen Chairman of the Board

March 27, 2006

Appendix A

THE AMENDED AND RESTATED CHARTER OF

THE AUDIT COMMITTEE

OF

POGO PRODUCING COMPANY

Purpose

        The Audit Committee is appointed by the Board to assist the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and the independent auditor, and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

Committee Membership

        The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet all statutory and New York Stock Exchange independence and experience requirements, including those established by or pursuant to rules and regulations of the SEC. The Board, on the recommendation of the Nominating and Corporate Governance Committee, shall appoint the members of the Audit Committee. Audit Committee members may be replaced by the Board.

Committee Authority and Responsibilities

        The Audit Committee shall have the sole authority to appoint and replace the independent auditor, and shall approve all audit engagement fees and terms. Pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, the Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Audit Committee. The Audit Committee shall consult with management, but shall not delegate these responsibilities except as provided in this Charter.

        The Audit Committee shall preapprove all audit, review or attest engagements and permissible non-audit services to be performed by the independent auditor, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC. The Audit Committee may delegate authority to one or more of its members to grant preapprovals of audit and permissible non-audit services. Any decisions to grant preapprovals pursuant to this delegated authority shall be reported to the Audit Committee at its next meeting.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and obtain advice and assistance from legal, accounting or other advisors. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall meet with management and the independent auditor in separate executive sessions at least quarterly and with the internal auditor, or the senior internal auditing executive in executive sessions periodically and as often as the Audit Committee deems necessary or appropriate. The Audit Committee may also, to the extent it deems necessary or appropriate and following consultation with Company management, meet with the Company's investment bankers or financial analysts who follow the Company.

        The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, compensation to any advisors employed by the Audit Committee, and administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall also annually review its own performance.

        The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

  1.
  Review and discuss with management and the independent auditor the annual audited financial statements, as well as disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  2.
  Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of the Company's Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

  3.
  Discuss with management and the independent auditor:

•
significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, and any special audit steps adopted in light of material control deficiencies.

•
analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles on the financial statements.

4.
Review and discuss reports from the independent auditor on:

•
All critical accounting policies and practices to be used.

•
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including (1) ramifications of the use of such alternative disclosures and treatments and (2) the treatment preferred by the independent auditor.

•
Other material written communications between the independent auditor and management.

5.
Discuss with management the general types of information to be disclosed, and the general types of presentations to be made, in the Company's earnings press releases, including the use of "non-GAAP financial measures," supplemental financial information and earnings guidance.

6.
Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

7.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies and guidelines.

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  8.
  Discuss with the independent auditor the matters required to be communicated by the independent auditor pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit, including:

•
The adoption of, or changes to, the Company's significant auditing and accounting principles and practices.

•
The management letter provided by the independent auditor and the Company's response to that letter.

•
Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Oversight of the Company's Relationship with the Independent Auditor

  9.
  Review the experience and qualifications of the senior members of the independent auditor team.

  10.
  Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board, which may take any additional action it determines appropriate to satisfy itself regarding the qualifications, performance and independence of the independent auditor.

  11.
  Adopt clear policies regarding the Company's hiring of employees or former employees of the independent auditor.

  12.
  Review with the independent auditor any material communication or consultation between the Company's audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement.

  13.
  Meet with the independent auditor prior to the audit to discuss the scope, planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

  14.
  Review the appointment and replacement of the senior internal auditing executive.

  15.
  Meet periodically, as necessary or appropriate, with the Company's senior internal auditing executive to discuss the organization and responsibilities of the internal audit staff, together with the planned scope of their activities. Review the significant reports to management prepared by the internal auditing department and management's responses.

Compliance Oversight Responsibilities

  16.
  Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

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  17.
  Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

  18.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

  19.
  Fulfill such other duties and responsibilities as are consistent with the purposes of the committee enumerated in this Charter or as shall be delegated to it by the Board from time to time. The Audit Committee shall have and may exercise all the powers of the Board of Directors, except as may be prohibited by law, with respect to all matters encompassed by this Charter, and shall have all the power and authority required under the Sarbanes-Oxley Act of 2002.

Meetings and Structure

        The Audit Committee shall meet at such times as it determines or as may be called by the Chairman of the Committee or any two members of the Committee, but in any case shall meet at least four times during each year.

        The Board shall appoint one member of the Committee to be Chairman. He or she shall be responsible for preparing the agenda (following consultation with other members and with management), presiding over meetings and coordination of reporting to the Board. The Audit Committee will maintain regular liaison with the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the lead audit partner of the independent auditor and the Company's director of internal audit. The Audit Committee may form subcommittees to assist it in its work when appropriate.

Limitation of Audit Committee's Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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Pogo Producing Company

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MR A SAMPLE
DESIGNATION (IF ANY)
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C1234567890 JNT

☐
Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card
A
Election of Directors

1.
The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01—Jerry M. Armstrong	☐	☐
02—Gerrit W. Gong	☐	☐
03—Carroll W. Suggs	☐	☐

B
Other Matters

        The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as independent registered public accounting firm to audit the financial statements of the Company for 2006.	☐	☐	☐
C
Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy) / /

1UPX                        007873

Proxy—Pogo Producing Company

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting
of Shareholders to be held Tuesday, April 25, 2006.

        The undersigned hereby appoints Paul G. Van Wagenen and John O. McCoy, Jr., or either of them, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock of Pogo Producing Company (the "Company") that the undersigned would be entitled to vote at the 2006 Annual Meeting of Shareholders, or at any adjournments thereof, on all matters which may come before such meeting, all as set forth in the accompanying Proxy Statement, including the proposals set forth on the reverse side of this Proxy.

        This Proxy will be voted as you specified on the reverse side. If no specification is made, the Proxy will be voted FOR the election of the nominees listed in Item 1, FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP to audit the financial statements of the Company for 2006 and IN THE DISCRETION OF THE PROXIES for such other business as may properly come before the meeting. Receipt of the Notice of, and Proxy Statement for, the Annual Meeting and the 2005 Annual Report to Shareholders of Pogo Producing Company is hereby acknowledged.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

QuickLinks

VOTING OF SHARES
REVOCABILITY OF PROXIES
ELECTION OF THREE DIRECTORS
NOMINEES
CURRENT DIRECTORS WITH TERMS EXPIRING IN 2006, 2007 AND 2008
ORGANIZATION AND ACTIVITY OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
AUDIT FEES
AUDIT COMMITTEE POLICIES AND PROCEDURES FOR PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
COMMON STOCK OWNED BY DIRECTORS AND OFFICERS
PRINCIPAL SHAREHOLDERS
EXECUTIVE COMPENSATION
Aggregated Option Exercises in 2005 and Option Values at December 31, 2005
EQUITY COMPENSATION PLAN INFORMATION
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ANNUAL REPORT
PROPOSALS BY SECURITY HOLDERS AND ADVANCE NOTICE PROCEDURES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE AND OTHER MATTERS
OTHER BUSINESS
  Appendix A
THE AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE OF POGO PRODUCING COMPANY